Exhibit 99.1

Infinera Corporation Reports Third Quarter 2015 Financial Results

Sunnyvale, California - October 27, 2015 - Infinera Corporation (NASDAQ: INFN), provider of Intelligent Transport Networks, today released financial results for the third quarter of 2015 ended September 26, 2015. Infinera’s financial results for the third quarter of 2015 include the operating results of Transmode from the date the acquisition closed on August 20, 2015.

GAAP financial results for the quarter were impacted by certain purchase accounting adjustments and one-time acquisition-related costs related to the Transmode acquisition. Additionally, GAAP results include non-cash stock-based compensation expenses and the amortization of debt discount on Infinera’s convertible senior notes. The foregoing items have been excluded from Infinera’s non-GAAP results.

GAAP revenue for the quarter was $232.5 million compared to $207.3 million in the second quarter of 2015 and $173.6 million in the third quarter of 2014.

GAAP gross margin for the quarter was 44.2% compared to 46.7% in the second quarter of 2015 and 43.4% in the third quarter of 2014. GAAP operating margin for the quarter was 6.1% compared to 8.0% in the second quarter of 2015 and 4.3% in the third quarter of 2014.

GAAP net income for the quarter was $8.5 million, or $0.06 per diluted share, compared to $17.9 million, or $0.13 per diluted share, in the second quarter of 2015, and $4.8 million, or $0.04 per diluted share, in the third quarter of 2014.

Non-GAAP revenue for the quarter was $233.2 million compared to $207.3 million in the second quarter of 2015 and $173.6 million in the third quarter of 2014.

Non-GAAP gross margin for the quarter was 47.5% compared to 47.4% in the second quarter of 2015 and 44.2% in the third quarter of 2014. Non-GAAP operating margin for the quarter was 14.4% compared to 13.0% in the second quarter of 2015 and 8.6% in the third quarter of 2014.

Non-GAAP net income for the quarter was $32.2 million, or $0.22 per diluted share, compared to $25.7 million, or $0.18 per diluted share, in the second quarter of 2015, and $14.2 million, or $0.11 per diluted share, in the third quarter of 2014.

A further explanation of the use of non-GAAP financial information and a reconciliation of the non-GAAP financial measures to the GAAP equivalents can be found at the end of this release.

“Our excellent third quarter results reflect continued strength across our core business, including growing Cloud Xpress revenues as well as the initial contribution from the new metro business. Adding the recently announced metro core and long haul interconnect products along with Transmode’s suite of metro solutions enables Infinera to further enhance the superior experience we deliver to our customers,” said Tom Fallon, Infinera’s Chief Executive Officer. “As the most vertically integrated transport provider in the world, now armed with a broad end-to-end portfolio, Infinera is in a terrific position to continue to deliver differentiated financial results on both the top and bottom lines.”

Conference Call Information
Infinera will host a conference call for analysts and investors to discuss its third quarter of 2015 results and its outlook for the fourth quarter of 2015 today at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). Interested parties may join the conference call by dialing 1-800-593-9940 (toll free) or 1-630-395-0029

(international), pass-code PIC. A live webcast of the conference call will also be accessible from the Investor Relations section of Infinera’s website at www.infinera.com. Following the webcast, an archived version will be available on the website for 90 days. To hear the replay, parties in the United States and Canada should call 1-800-884-1527. International parties can access the replay at 1-203-369-3842.

Contacts:
Media: Anna Vue	Investors: Jeff Hustis
Tel. +1 (916) 595-8157	Tel. +1 (408) 213-7150
avue@infinera.com	jhustis@infinera.com

About Infinera
Infinera provides Intelligent Transport Networks, enabling carriers, cloud operators, governments and enterprises to scale network bandwidth, accelerate service innovation and simplify optical network operations. Infinera's end-to-end packet-optical portfolio is designed for long-haul, subsea, datacenter interconnect and metro applications. Infinera's unique large scale photonic integrated circuits enable innovative optical networking solutions for the most demanding networks. To learn more about Infinera visit www.infinera.com, follow us on Twitter @Infinera and read our latest blog posts at blog.infinera.com.

Forward-Looking Statements
This press release contains certain forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties. Such forward-looking statements include, without limitation, Infinera’s ability to provide a superior experience to its customers and Infinera’s ability to continue to deliver differentiated financial results on both the top and bottom lines. Forward-looking statements can also be identified by forward-looking words such as "anticipated," "believed," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or similar words. These statements are based on information available to Infinera as of the date hereof and actual results could differ materially from those stated or implied due to risks and uncertainties. The risks and uncertainties that could cause Infinera’s results to differ materially from those expressed or implied by such forward-looking statements include delays in the development and introduction of Infinera’s products and market acceptance of these products; Infinera’s ability to successfully integrate the Infinera and Transmode businesses; the effect that changes in product pricing or mix, and/or increases in component costs could have on Infinera’s gross margin; Infinera’s reliance on single-source suppliers; aggressive business tactics by Infinera’s competitors; Infinera’s ability to protect Infinera’s intellectual property; claims by others that Infinera infringes their intellectual property; war, terrorism, public health issues, natural disasters, and other circumstances that could disrupt supply, delivery or demand of products; Infinera’s ability to respond to rapid technological changes; and other risks and uncertainties detailed in Infinera’s SEC filings from time to time. More information on potential factors that may impact Infinera’s business are set forth in its Quarterly Report on Form 10-Q for the quarter ended on June 27, 2015 as filed with the SEC on July 31, 2015, as well as subsequent reports filed with or furnished to the SEC from time to time. These reports are available on Infinera’s website at www.infinera.com and the SEC’s website at www.sec.gov. Infinera assumes no obligation to, and does not currently intend to, update any such forward-looking statements.

Use of Non-GAAP Financial Information
In addition to disclosing financial measures prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables contain certain non-GAAP measures that exclude non-cash stock-based compensation expenses, acquisition-related costs, certain purchase accounting adjustments and amortization of debt discount on Infinera’s convertible senior notes. Infinera believes these adjustments are appropriate to enhance an overall understanding of its underlying financial performance and also its prospects for the future and are considered by management for the purpose of making operational decisions. In addition, these results are the primary indicators management uses as a basis for its planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income, basic and diluted net income per share, gross margin or operating margin prepared in accordance with GAAP. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and are subject to limitations. For a description of these non-GAAP financial measures and a reconciliation to the most directly comparable GAAP financial measures, please see the section titled, “GAAP to Non-GAAP Reconciliations.” Infinera anticipates disclosing forward-looking non-GAAP information in its conference call to discuss its third quarter 2015 results, including an estimate of certain non-GAAP financial measures for the fourth quarter of 2015 that excludes non-cash stock-based compensation expenses, acquisition-related costs, certain purchase accounting adjustments and amortization of debt discount on Infinera’s convertible senior notes.

A copy of this press release can be found on the Investor Relations page of Infinera’s website at www.infinera.com.

Infinera and the Infinera logo are trademarks or registered trademarks of Infinera Corporation. All other trademarks used or mentioned herein belong to their respective owners.

Infinera Corporation
GAAP Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 26, 2015	September 27, 2014	September 26, 2015	September 27, 2014
Revenue:
Product	$202,365	$147,178	$542,190	$413,784
Services	30,107	26,381	84,490	67,989
Total revenue	232,472	173,559	626,680	481,773
Cost of revenue:
Cost of product	117,154	86,703	306,151	251,047
Cost of services	12,513	11,554	32,816	26,765
Total cost of revenue	129,667	98,257	338,967	277,812
Gross profit	102,805	75,302	287,713	203,961
Operating expenses:
Research and development	45,466	35,051	128,144	96,135
Sales and marketing	24,721	20,794	67,298	56,738
General and administrative	18,358	11,977	46,324	36,612
Total operating expenses	88,545	67,822	241,766	189,485
Income from operations	14,260	7,480	45,947	14,476
Other income (expense), net:
Interest income	406	373	1,371	1,046
Interest expense	(3,014)	(2,781)	(8,851)	(8,186)
Other gain (loss), net	(3,293)	(24)	1,788	(1,017)
Total other income (expense), net	(5,901)	(2,432)	(5,692)	(8,157)
Income before income taxes	8,359	5,048	40,255	6,319
Provision for (benefit from) income taxes	(151)	205	1,473	1,070
Net income	$8,510	$4,843	$38,782	$5,249
Net income per common share:
Basic	$0.06	$0.04	$0.30	$0.04
Diluted	$0.06	$0.04	$0.27	$0.04
Weighted average shares used in computing net income per common share:
Basic	134,834	124,378	131,007	122,953
Diluted	145,300	128,964	141,082	127,062

Infinera Corporation
GAAP to Non-GAAP Reconciliations
(In thousands, except percentages and per share data)
(Unaudited)

	Three Months Ended						Nine Months Ended
	September 26, 2015		June 27, 2015		September 27, 2014		September 26, 2015		September 27, 2014
Reconciliation of Revenue:
U.S. GAAP as reported	$232,472		$207,346		$173,559		$626,680		$481,773
Acquisition-related deferred revenue adjustment(1)	721		—		—		721		—
Non-GAAP as adjusted	$233,193		$207,346		$173,559		$627,401		$481,773

Reconciliation of Gross Profit:
U.S. GAAP as reported	$102,805	44.2%	$96,796	46.7%	$75,302	43.4%	$287,713	45.9%	$203,961	42.3%
Acquisition-related deferred revenue adjustment(1)	721		—		—		721		—
Stock-based compensation(2)	1,621		1,493		1,491		4,357		4,135
Amortization of acquired intangible assets(3)	1,922		—		—		1,922		—
Acquisition-related inventory step-up expense(4)	3,620		—		—		3,620		—
Non-GAAP as adjusted	$110,689	47.5%	$98,289	47.4%	$76,793	44.2%	$298,333	47.6%	$208,096	43.2%

Reconciliation of Income from Operations:
U.S. GAAP as reported	$14,260	6.1%	$16,530	8.0%	$7,480	4.3%	$45,947	7.3%	$14,476	3.0%
Acquisition-related deferred revenue adjustment(1)	721		—		—		721		—
Stock-based compensation(2)	8,451		8,209		7,371		23,868		20,847
Amortization of acquired intangible assets(3)	2,608		—		—		2,608		—
Acquisition-related inventory step-up expense(4)	3,620		—		—		3,620		—
Acquisition-related costs(5)	3,950		2,264		—		6,676		—
Non-GAAP as adjusted	$33,610	14.4%	$27,003	13.0%	$14,851	8.6%	$83,440	13.3%	$35,323	7.3%

Reconciliation of Net Income:
U.S. GAAP as reported	$8,510		$17,906		$4,843		$38,782		$5,249
Acquisition-related deferred revenue adjustment(1)	721		—		—		721		—
Stock-based compensation(2)	8,451		8,209		7,371		23,868		20,847
Amortization of acquired intangible assets(3)	2,608		—		—		2,608		—
Acquisition-related inventory step-up expense(4)	3,620		—		—		3,620		—

	Three Months Ended			Nine Months Ended
	September 26, 2015	June 27, 2015	September 27, 2014	September 26, 2015	September 27, 2014
Acquisition-related costs(5)	3,950	2,264	—	6,676	—
Acquisition-related forward contract (gain) loss(6)	3,728	(4,782)	—	(1,054)	—
Amortization of debt discount(7)	2,162	2,109	1,956	6,328	5,724
Income tax effects(8)	(1,529)	—	—	(1,529)	—
Non-GAAP as adjusted	$32,221	$25,706	$14,170	$80,020	$31,820

Net Income per Common Share - Basic:
U.S. GAAP as reported	$0.06	$0.14	$0.04	$0.30	$0.04
Non-GAAP as adjusted	$0.24	$0.20	$0.11	$0.61	$0.26
Net Income per Common Share - Diluted:
U.S. GAAP as reported	$0.06	$0.13	$0.04	$0.27	$0.04
Non-GAAP as adjusted	$0.22	$0.18	$0.11	$0.57	$0.25
Weighted Average Shares Used in Computing Net Income per Common Share:
Basic	134,834	130,349	124,378	131,007	122,953
Diluted	145,300	140,642	128,964	141,082	127,062

_____________________________

(1)
Business combination accounting principles require Infinera to write down to fair value its maintanence support contracts assumed in the Transmode acquisition. The revenue for these support contracts is deferred and typically recognized over a one year period, so Infinera's GAAP revenue for the one year period after the acquisition will not reflect the full amount of revenue that would have been reported if the acquired deferred revenue was not written down to fair value. The non-GAAP adjustment eliminates the effect of the deferred revenue write-down. Management believes these adjustments to the revenue from these support contracts are useful to investors as an additional means to reflect revenue trends of Infinera's business.

(2)
Stock-based compensation expense is calculated in accordance with the fair value recognition provisions of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation effective January 1, 2006. The following table summarizes the effects of stock-based compensation related to employees and non-employees (in thousands):

	Three Months Ended			Nine Months Ended
	September 26, 2015	June 27, 2015	September 27, 2014	September 26, 2015	September 27, 2014
Cost of revenue	$645	$613	$492	$1,740	$1,421
Research and development	2,788	2,817	2,270	8,183	6,488
Sales and marketing	2,131	2,070	1,982	5,922	5,517
General and administration	1,911	1,829	1,628	5,406	4,707
	7,475	7,329	6,372	21,251	18,133
Cost of revenue - amortization from balance sheet*	976	880	999	2,617	2,714
Total stock-based compensation expense	$8,451	$8,209	$7,371	$23,868	$20,847

*	Stock-based compensation expense deferred to inventory and deferred inventory costs in prior periods and recognized in the current period.

(3)
Amortization of acquisition-related intangible assets consists of amortization of developed technology, trade names, and customer relationships acquired in connection with the Transmode acquisition. U.S. GAAP accounting requires that acquired intangible assets are recorded at fair value and amortized over their useful lives. As this amortization is non-cash, Infinera has excluded the effect in calculating its non-GAAP operating expenses, gross margin and net income measures. Management believes the amortization of acquired intangible assets are not indicative of ongoing operating performance and their exclusion provide a better indication of Infinera's underlying business performance.

(4)
Business combination accounting principles require Infinera to measure acquired inventory at fair value. The fair value of inventory reflects the acquired company’s cost of manufacturing plus a portion of the expected profit margin. The non-GAAP adjustment to Infinera's cost of sales excludes the amortization of the step-up in carrying value for units sold in the quarter. Management believes the adjustment is useful to investors as an additional means to reflect cost of sales and gross margin trends of Infinera's business.

(5)
Acquisition-related costs related to Transmode acquisition, which closed during the third quarter of 2015, include legal, financial and other professional fees incurred in connection with the transaction. These amounts have been adjusted in arriving at Infinera's non-GAAP results because management believes that these expenses are non-recurring, not indicative of ongoing operating performance and their exclusion provides a better indication of Infinera's underlying business performance.

(6)
In April 2015, Infinera entered into a foreign currency forward contract and in July 2015, Infinera entered into a series of foreign currency exchange option contracts to hedge currency exposures associated with the cash portion of the offer to acquire Transmode. The forward contract and option contracts were subsequently closed during the third quarter of 2015. The net change in the fair value of the forward contract and option contracts impacted Infinera's financial statements for the current interim reporting period. Management has excluded the impact of these gains and losses in arriving at Infinera's non-GAAP results because they are non-recurring and management believes that these gains are not indicative of ongoing operating performance.

(7)
Under GAAP, certain convertible debt instruments that may be settled in cash on conversion are required to be separately accounted for as liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer's non-convertible debt borrowing rate. Accordingly, for GAAP purposes, Infinera is required to amortize as a debt discount an amount equal to the fair value of the conversion option that was recorded in equity as interest expense on its $150 million 1.75% convertible debt issuance in May 2013 over the term of the notes. Interest expense has been adjusted in arriving at Infinera's non-GAAP results because management believes that this non-cash expense is not indicative of ongoing operating performance and provides a better indication of Infinera's underlying business performance.

(8)
The difference between the GAAP and non-GAAP tax rates were due to the net tax effects of the purchase accounting adjustments related to the Transmode acquisition, which closed during the third quarter of 2015.

Infinera Corporation
Condensed Consolidated Balance Sheets
(In thousands, except par values)
(Unaudited)

	September 26, 2015	December 27, 2014
ASSETS
Current assets:
Cash and cash equivalents	$161,103	$86,495
Short-term investments	126,218	239,628
Accounts receivable, net of allowance for doubtful accounts of $630 in 2015 and $38 in 2014	141,586	154,596
Inventory	169,875	146,500
Prepaid expenses and other current assets	31,780	24,636
Total current assets	630,562	651,855
Property, plant and equipment, net	98,720	81,566
Intangible assets, net	162,082	—
Goodwill	190,119	—
Long-term investments	51,422	59,233
Cost-method investment	14,500	14,500
Long-term restricted cash	5,319	5,460
Other non-current assets	6,867	5,402
Total assets	$1,159,591	$818,016
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$69,983	$61,533
Accrued expenses	35,704	26,441
Accrued compensation and related benefits	40,586	38,795
Accrued warranty	17,802	12,241
Deferred revenue	31,411	35,321
Total current liabilities	195,486	174,331
Long-term debt, net	123,222	116,894
Accrued warranty, non-current	18,939	14,799
Deferred revenue, non-current	15,368	10,758
Other long-term liabilities	53,661	19,327
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value
Authorized shares - 25,000 and no shares issued and outstanding	—	—
Common stock, $0.001 par value
Authorized shares - 500,000 as of September 26, 2015 and December 27, 2014
Issued and outstanding shares - 139,785 as of September 26, 2015 and 126,160 as of December 27, 2014	140	126
Additional paid-in capital	1,289,087	1,077,225
Accumulated other comprehensive income (loss)	360	(4,618)
Accumulated deficit	(552,044)	(590,826)
Total Infinera stockholders’ equity	737,543	481,907
Noncontrolling interest	15,372	—
Total stockholders' equity	752,915	481,907
Total liabilities and stockholders’ equity	$1,159,591	$818,016

Infinera Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended
	September 26, 2015	September 27, 2014
Cash Flows from Operating Activities:
Net income	$38,782	$5,249
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	22,094	19,340
Amortization of debt discount and issuance costs	6,873	6,217
Amortization of premium on investments	2,405	2,720
Realized gain from forward contract	(1,053)	—
Stock-based compensation expense	23,868	20,847
Other loss	605	15
Changes in assets and liabilities:
Accounts receivable	28,838	(35,463)
Inventory	(8,901)	(9,015)
Prepaid expenses and other assets	(6,058)	(4,965)
Accounts payable	(2,339)	11,009
Accrued liabilities and other expenses	(7,196)	657
Deferred revenue	700	(4,272)
Accrued warranty	8,742	4,898
Net cash provided by operating activities	107,360	17,237
Cash Flows from Investing Activities:
Purchase of available-for-sale investments	(126,940)	(214,272)
Purchase of cost-method investment	—	(5,500)
Acquisition of business, net of cash acquired	(144,038)	—
Realized gain from forward contract for business acquisition	1,053	—
Proceeds from sale of available-for-sale investments	67,303	17,876
Proceeds from maturities and calls of investments	178,717	168,137
Purchase of property and equipment	(26,710)	(14,364)
Change in restricted cash	127	(320)
Net cash used in investing activities	(50,488)	(48,443)
Cash Flows from Financing Activities:
Proceeds from issuance of common stock	23,433	19,683
Minimum tax withholding paid on behalf of employees for net share settlement	(5,043)	(1,846)
Net cash provided by financing activities	18,390	17,837
Effect of exchange rate changes on cash	(654)	(97)
Net change in cash and cash equivalents	74,608	(13,466)
Cash and cash equivalents at beginning of period	86,495	124,330
Cash and cash equivalents at end of period	$161,103	$110,864
Supplemental disclosures of cash flow information:
Cash paid for income taxes, net of refunds	$2,301	$1,056
Cash paid for interest	$1,313	$1,313
Supplemental schedule of non-cash investing and financing activities:
Transfer of inventory to fixed assets	$5,861	$1,838
Common stock issued in connection with acquisition	$169,507	$—

Infinera Corporation
Supplemental Financial Information
(Unaudited)

	Q4'13	Q1'14	Q2'14	Q3'14	Q4'14	Q1'15	Q2'15	Q3'15
Revenue ($ Mil)	$139.1	$142.8	$165.4	$173.6	$186.3	$186.9	$207.3	$232.5
GAAP Gross Margin %	40.2%	40.9%	42.5%	43.4%	45.3%	47.2%	46.7%	44.2%
Non-GAAP Gross Margin %(1)	41.4%	41.8%	43.3%	44.2%	46.1%	47.8%	47.4%	47.5%
Revenue Composition:
Domestic %	54%	78%	82%	70%	58%	68%	75%	68%
International %	46%	22%	18%	30%	42%	32%	25%	32%
Customers >10% of Revenue	1	2	2	1	1	2	3	2
Cash Related Information:
Cash from (Used in) Operations ($ Mil)	$25.8	($15.4)	$10.3	$22.3	$18.7	$19.8	$55.0	$32.5
Capital Expenditures ($ Mil)	$7.5	$5.6	$4.4	$4.4	$8.8	$7.4	$8.7	$10.6
Depreciation & Amortization ($ Mil)	$6.0	$6.3	$6.5	$6.5	$6.6	$6.6	$6.3	$9.2
DSO’s	66	68	66	71	76	64	48	55
Inventory Metrics:
Raw Materials ($ Mil)	$14.3	$13.2	$11.2	$11.6	$15.2	$22.4	$30.2	$24.2
Work in Process ($ Mil)	$49.2	$47.8	$40.6	$44.4	$50.0	$45.9	$43.9	$48.5
Finished Goods ($ Mil)	$60.2	$65.5	$79.1	$74.8	$81.3	$88.9	$83.1	$97.2
Total Inventory ($ Mil)	$123.7	$126.5	$130.9	$130.8	$146.5	$157.2	$157.2	$169.9
Inventory Turns(2)	2.6	2.6	2.9	3.0	2.7	2.5	2.8	2.9
Worldwide Headcount	1,318	1,346	1,396	1,456	1,495	1,530	1,598	1,978

(1)
Non-GAAP adjustments include non-cash stock-based compensation expense, certain purchase accounting adjustments and amortization of acquired intangible assets. For a description of this non-GAAP financial measure, please see the section titled, “GAAP to Non-GAAP Reconciliations” of this press release for a reconciliation to the most directly comparable GAAP financial measures.

(2)
Infinera calculates non-GAAP inventory turns as annualized non-GAAP cost of revenue before adjustments for non-cash stock-based compensation expense and certain purchase accounting adjustments, divided by the average inventory for the quarter.